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                                                                      EXHIBIT 12

                       Ratio of Earnings to Fixed Charges
                          (In thousands except ratios)

                                                                                 Six Months Ending
                                                                                    30-June-02(2)
                                                                                -------------------
Earnings available for fixed charges:
     Earnings (loss) before income taxes (1)                                         $ 25,411
     Less: Equity earnings of minority-owned companies                                 (1,093)
     Add: Dividends received from investees under the equity method                        84
     Add: Minority interest expense in majority-owned subsidiaries                       (301)
     Add: Fixed charges before capitalized interest                                    42,434
     Add: Amortization of capitalized interest                                          3,760
                                                                                     --------
          Total earnings available for fixed charges                                 $ 70,295
                                                                                     ========
Fixed charges:
     Interest expense                                                                $ 32,746
     Interest portion of rental expense                                                 9,405
     Amortization of discount related to indebtedness                                     283
                                                                                     --------
     Total fixed charges before capitalized interest                                   42,434
     Capitalized interest                                                               6,760
                                                                                     --------
          Total fixed charges                                                        $ 49,194
                                                                                     ========
Ratio of earnings to fixed charges                                                       1.43
                                                                                     ========

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(1)  Includes restructuring and impairment charges of $43 million ($26 million after-tax, or $0.23 per diluted share).

(2)  As restated -- See note 14 to the Condensed Consolidated Financial
     Statements.